Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Enters into Agreement to Sell Obion, Tennessee Plant to POET LLC
Strategic Review Concluded; Proceeds from Sale to Fully Retire Junior Mezzanine Notes
OMAHA, Neb. August 27, 2025 - (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) today announced that it has entered into an asset purchase agreement with POET to sell its Rives, Tennessee based ethanol plant for $190 million in cash, inclusive of an estimated $20 million of working capital, to be adjusted at closing. Proceeds from the sale will be utilized to retire the junior mezzanine debt due in 2026 and enhance liquidity. The transaction is anticipated to close during the third quarter of 2025, subject to customary closing conditions, regulatory approvals and contains standard representations, warranties, and indemnification obligations.
“The sale of our Obion facility reflects our continued commitment to unlocking value for shareholders and strengthening our balance sheet,” said Chris Osowski, Chief Executive Officer. “We have been actively pursuing opportunities that align with our long-term strategy and support disciplined capital allocation. This divestiture not only demonstrates the strength of our asset portfolio but also enables us to fully retire our junior mezzanine notes — a significant milestone in enhancing our financial flexibility and advancing Green Plains’ carbon reduction strategy.”
The company also announced the conclusion of its strategic review process, which began in February 2024. Following a comprehensive evaluation, the Board of Directors considered a range of alternatives and determined that the company is best positioned to deliver shareholder value by executing its current strategy under existing leadership. This outcome of the review has provided a clear roadmap for continued operational execution and capital discipline.
BMO Capital Markets Corp. and Moelis & Company served as financial advisors and Vinson & Elkins acted as legal advisors to Green Plains in connection with this transaction.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company advancing the transition to a low-carbon world through the production of renewable fuels and sustainable, high-impact ingredients. The company leverages agricultural, biological, and fermentation expertise to transform annually renewable crops into low-carbon energy and sustainable feedstocks. Green Plains is actively deploying carbon capture and storage (CCS) solutions, with three of its facilities set to begin carbon capture later this year. Through innovation and operational excellence, Green Plains is reducing the carbon intensity of its products while delivering value to stakeholders. For more information, visit www.gpreinc.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws about the Company, Green Plains Obion and the proposed transaction, including but not limited to all statements about the timing and approvals of the proposed transaction; satisfaction of other customary closing conditions, expectations of future plans, priorities, focus and benefits of the proposed transaction, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain, “ “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. You should view these statements with caution and should not place undue reliance on such statements. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, the ability of the parties to consummate the transaction in a timely manner or at all; satisfaction of the conditions precedent to the consummation of the transaction, including but not limited to the ability to obtain required regulatory or government approvals or to obtain such approvals on satisfactory conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the effects that any termination of the definitive agreement may have on the Company, Green Plains Obion or their respective businesses; and other risks and uncertainties described in the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q, which are incorporated herein by reference, and in other documents that the Company may file or furnish with the SEC. Except to the extent required by law, the Company does not assume any obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.
Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

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